TABLE OF CONTENTS
                                                                Exhibit 17(c)

                     MERRILL LYNCH PREMIER GROWTH FUND, INC.

                    SUPPLEMENT DATED NOVEMBER 6, 2001 TO THE
                         PROSPECTUS DATED MARCH 21, 2001

      The information appearing in the section entitled "HOW THE FUND INVESTS" under the caption "About the Portfolio Manager" on page 7 is revised by deleting such information and adding the following:

            Michael S. Hahn is Portfolio Manager of the Fund since November 6, 2001 and has been an Associate Portfolio Manager of Merrill Lynch Investment Managers since 1999. Mr. Hahn was a portfolio manager and analyst for the PBHG family of mutual funds from 1996 to 1999 and an assistant portfolio manager for First Maryland Bancorp from 1994 to 1996.

      The information appearing in the section entitled "ABOUT THE PORTFOLIO MANAGER" on pages 14 and 15 is deleted in its entirety.


Code #

                     MERRILL LYNCH PREMIER GROWTH FUND, INC.

             Supplement dated August 31, 2001 to the Prospectus and Statement of Additional Information, each dated March 21, 2001

      As of September 1, 2001, shares of Merrill Lynch Premier Growth Fund, Inc. (the "Fund") are available for purchase by investors who participate in certain fee-based programs offered by Merrill Lynch and other financial intermediaries and certain Merrill Lynch investment or central asset accounts. For participants in such programs or accounts who purchase shares, Class A or Class D shares may be available at net asset value, including by exchanges from other share classes. The front end or contingent deferred sale charges ("CDSCs") on the shares being purchased, exchanged or sold may be reduced or waived under certain circumstances, as may the conversion period applicable to the deposited shares. The initial investment in the Fund is $250 for these Merrill Lynch fee-based programs and $100 for retirement plans.

      Shares held through fee-based programs generally cannot be transferred to another account. Instead, shares held through the program must be redeemed and the new shares, which may not be available in the same class, must be purchased separately. This may be a taxable event, and may subject shareholders to distribution and account maintenance fees, as well as applicable sales charges.

      Termination of participation in certain programs may result in the redemption of shares held in the program or the automatic exchange of shares, either into another share class or into a money market fund. The class of shares received may be the class originally owned prior to entering the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Redemption or exchange is generally at net asset value, but those who have participated in a program for less than a specified period may be charged a fee upon termination, in accordance with the terms of that program.

      The following paragraph is added to the information provided in the Statement of Additional Information under "Purchase of Shares -- Initial Sales Charge Alternatives -- Class A and Class D Shares -- Eligible Class A Investors."

      Class A shares will be offered to participants in the Merrill Lynch Blueprint(SM) Program, and certain employee-sponsored retirement or savings plans. Certain investors may purchase Class A shares at net asset value. Those investors include eligible corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions; participants in certain investment programs, including TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services; and collective investment trusts for which Merrill Lynch Trust Company serves as trustee.

      The following two paragraphs are added to the information provided in the Statement of Additional Information under "Shareholder Services -- Exchange Privilege."

      Exchanges by Participants in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(SM)) Program ("MFA Program"). Retirement plans that participate in the MFA Program may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held, and sales charges will be reimposed, in some cases as if the re-exchanged class of shares had been held continuously during the period of participation in the program.

      The Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.

      Details about these features and the relevant charges are included in the client agreement for each fee-based program, and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary, or from the Transfer Agent at 1-800-MER-FUND or 1-800-637-3863.

Code    # 19082-03-01
        # 19083-03-01

                    [MERRILL LYNCH INVESTMENT MANAGERS LOGO]
                     Merrill Lynch Premier Growth Fund, Inc.

PROSPECTUS












                                                                  March 21, 2001

         THIS PROSPECTUS CONTAINS INFORMATION YOU SHOULD KNOW BEFORE INVESTING, INCLUDING INFORMATION ABOUT RISKS. PLEASE READ IT BEFORE YOU INVEST AND KEEP IT FOR FUTURE REFERENCE.

         THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

MERRILL LYNCH PREMIER GROWTH FUND, INC. AT A GLANCE

RISK/RETURN BAR CHART

FEES AND EXPENSES

HOW THE FUND INVESTS

INVESTMENT RISKS

FUND PERFORMANCE

ABOUT THE PORTFOLIO MANAGER

STATEMENT OF ADDITIONAL INFORMATION

MERRILL LYNCH SELECT PRICING(SM) SYSTEM

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES

FUND ASSET MANAGEMENT

FINANCIAL HIGHLIGHTS

SHAREHOLDER REPORTS

STATEMENT OF ADDITIONAL INFORMATION

INVESTMENT OBJECTIVE AND POLICIES
   Growth Securities
   Foreign Securities
   Derivatives
   Convertible Securities
   Debt Securities
   Warrants
   Other Investment Policies and Practices
   Investment Restrictions
   Portfolio Turnover

MANAGEMENT OF THE FUND
   Directors and Officers
   Compensation of Directors/Trustees
   Management and Advisory Arrangements
   Code of Ethics

PURCHASE OF SHARES
   Initial Sales Charge Alternatives -- Class A and Class D Shares Reduced Initial Sales Charges
   Deferred Sales Charge -- Class B and Class C Shares
   Closed-End Fund Reinvestment Options
   Distribution Plans
   Limitations on the Payment of Deferred Sales Charges

REDEMPTION OF SHARES
   Redemption
   Repurchase

   Reinstatement Privilege -- Class A and Class D Shares

PRICING OF SHARES
   Determination of Net Asset Value
   Computation of Offering Price Per Share

PORTFOLIO TRANSACTIONS AND BROKERAGE
   Transactions in Portfolio Securities

SHAREHOLDER SERVICES
   Investment Account
   Exchange Privilege
   Retirement and Education Savings Plans
   Automatic Investment Plans
   Automatic Dividend Reinvestment Plan
   Systematic Withdrawal Plans

DIVIDENDS AND TAXES
   Dividends
   Taxes
   Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions Special Rules for Certain Foreign Currency Transactions

PERFORMANCE DATA

GENERAL INFORMATION
   Description of Shares
   Independent Auditors
   Accounting Services Provider
   Custodian
   Transfer Agent
   Legal Counsel
   Reports to Shareholders
   Shareholder Inquiries
   Additional Information

FORM OF ADMINISTRATION AGREEMENT

CONSENT OF DELOITTE AND TOUCHE LLP

                                                                        PAGE
[GRAPHIC OF KEY]
KEY FACTS
------------------------------------------------------------------------------
Merrill Lynch Premier Growth Fund, Inc. at a Glance                      3
Risk/Return Bar Chart                                                    4
Fees and Expenses                                                        5

[GRAPHIC OF BINOCULARS]
DETAILS ABOUT THE FUND
------------------------------------------------------------------------------
How the Fund Invests                                                     7
Investment Risks                                                         8
Fund Performance                                                        12
About the Portfolio Manager                                             14
Statement of Additional Information                                     16

[GRAPHIC OF LEDGER]
YOUR ACCOUNT
------------------------------------------------------------------------------
Merrill Lynch Select Pricing(SM) System                                 17
How to Buy, Sell, Transfer and Exchange Shares                          23

[GRAPHIC]
MANAGEMENT OF THE FUND
------------------------------------------------------------------------------
Fund Asset Management                                                   29
Master/Feeder Structure                                                 30
Financial Highlights                                                    31

[GRAPHIC]
FOR MORE INFORMATION
------------------------------------------------------------------------------
Shareholder Reports                                                   Back Cover
Statement of Additional Information                                   Back Cover

MERRILL LYNCH PREMIER GROWTH FUND, INC.

TABLE OF CONTENTS
-----------------
[GRAPHIC OF KEY]
KEY FACTS
In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

COMMON STOCK -- securities representing shares of ownership of a corporation.

PREFERRED STOCK -- class of capital stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets.

CONVERTIBLE SECURITIES -- corporate securities (usually preferred stock or bonds) that are exchangeable for a fixed number of other securities (usually common stock) at a set price or formula.

WARRANTS -- a security that gives the right to buy a quantity of stock.

MERRILL LYNCH PREMIER GROWTH FUND, INC. AT A GLANCE

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?

The Fund's investment objective is to seek long-term capital appreciation.

WHAT ARE THE FUND'S MAIN INVESTMENT STRATEGIES?

The Fund invests primarily in COMMON STOCKS of companies that Fund management believes have strong earnings growth and capital appreciation potential. To a lesser extent, the Fund also may invest in PREFERRED STOCK, CONVERTIBLE SECURITIES, WARRANTS and rights to subscribe to common stock of these companies. The Fund cannot guarantee that it will achieve its investment objective.

Fund management focuses primarily on earnings growth in determining which securities to buy and when to sell them for the Fund. The Fund may invest in companies having medium ($1 billion to $5 billion) or large (greater than $5 billion) stock market capitalizations. Normally, Fund management will emphasize common stocks of companies with large stock market capitalizations.

The Fund is a "feeder" fund that invests all of its assets in a "master" portfolio, the Master Premier Growth Trust (the "Trust"), that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, this Prospectus uses the term "Fund" to include the Trust.

WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUND?

As with any mutual fund, the value of the Fund's investments -- and therefore the value of your Fund shares -- may fluctuate. These changes may occur because a particular stock market in which the Fund invests is rising or falling. Also, Fund management may select securities that underperform the stock market, the relevant indices or other funds with similar investment objectives and investment strategies. By investing in a smaller number of investments, the Fund's risk is increased because each investment has a greater effect on the Fund's performance. If the value of the Fund's investments goes down, you may lose money.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

TABLE OF CONTENTS

[GRAPHIC OF KEY]
KEY FACTS

WHO SHOULD INVEST?

The Fund may be an appropriate investment for you if you:

      - Are investing with long-term goals in mind, such as retirement or funding a child's education.

      -  Want a professionally managed and diversified portfolio.

      - Are willing to accept the risk that the value of your investment may decline in order to seek long-term capital appreciation.

      -  Are not looking for a significant amount of current income.

      -  Are prepared to receive taxable distributions.

RISK/RETURN BAR CHART

This Prospectus does not include a Risk/Return Bar Chart because as of the date of this Prospectus the Fund had not yet completed one full calendar year of operations.

4
MERRILL LYNCH PREMIER GROWTH FUND, INC.

UNDERSTANDING EXPENSES

Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses, which the Fund may charge:

EXPENSES PAID DIRECTLY BY THE SHAREHOLDER:

SHAREHOLDER FEES -- these include sales charges which you may pay when you buy or sell shares of the Fund.

EXPENSES PAID INDIRECTLY BY THE SHAREHOLDER:

ANNUAL FUND OPERATING EXPENSES -- expenses that cover the costs of operating the Fund.

MANAGEMENT FEE -- a fee paid to the Manager for managing the Fund.

DISTRIBUTION FEES -- fees used to support the Fund's marketing and distribution efforts, such as compensating Financial Consultants and other financial intermediaries, advertising and promotion.

SERVICE (ACCOUNT MAINTENANCE) FEES -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

ADMINISTRATIVE FEE -- a fee paid to the Administrator for providing administrative services to the Fund.

FEES AND EXPENSES

The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Consultant can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.

        SHAREHOLDER FEES (FEES PAID DIRECTLY FROM
                   YOUR INVESTMENT)(a):                     CLASS A    CLASS B(b)     CLASS C    CLASS D
---------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases (as a
percentage of offering price)                                5.25%(c)    None          None       5.25%(c)
---------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a percentage of
original purchase price or redemption proceeds,              None(d)     4.00%(c)      1.00%(c)   None(d)
whichever is lower)
---------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on Dividend
Reinvestments                                                None        None          None       None
---------------------------------------------------------------------------------------------------------
Redemption Fee                                               None        None          None       None
---------------------------------------------------------------------------------------------------------
Exchange Fee                                                 None        None          None       None
---------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE FUND'S TOTAL ASSETS)(e):
---------------------------------------------------------------------------------------------------------
MANAGEMENT FEE(f)                                            0.50%       0.50%         0.50%      0.50%
---------------------------------------------------------------------------------------------------------
DISTRIBUTION AND/OR SERVICE (12b-1) FEES(g)                  None        1.00%         1.00%      0.25%
---------------------------------------------------------------------------------------------------------
Other Expenses (including transfer agency fees and
ADMINISTRATIVE FEE)(h)(i)                                    0.67%       0.68%         0.69%      0.66%
---------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                         1.17%       2.18%         2.19%      1.41%
---------------------------------------------------------------------------------------------------------


(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares. See "How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class D shares approximately 8 years after you buy them and will no longer be subject to distribution fees.

(c) Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The fees and expenses shown in the table and the examples that follow, include the expenses of the Fund and the Trust.

(f) Paid by the Trust.

(g) The Fund calls the Service Fee an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h) The Fund pays the Transfer Agent $11.00 for each Class A and Class D shareholder account and $14.00 for each Class B and Class C shareholder account and reimburses the Transfer Agent's out-of- pocket expenses. The Fund also pays a $0.20 monthly closed account charge, which is assessed upon all accounts that close during the year. This fee begins the month following the month the account is closed and ends at the end of the calendar year. For the period March 3, 2000, commencement of operations, to November 30, 2000, the Fund paid the Transfer Agent fees totaling $181,142. The Fund and the Trust have entered into an agreement with State Street Bank and Trust Company pursuant to which State Street provides certain accounting services to the Fund and the Trust. The Fund and the Trust will pay the cost of these services. In addition, the Fund and the Trust will

MERRILL LYNCH PREMIER GROWTH FUND, INC.

KEY FACTS

[GRAPHIC]

reimburse the Manager for the cost of certain additional accounting services. For the period March 3, 2000 to November 30, 2000 the Manager provided accounting services to the Fund and the Trust at its cost. The Manager was reimbursed $1,908 and $84,990 for services rendered to the Fund and the Trust respectively.

(i)Includes administrative fees, which are payable to the Administrator by the Fund at the annual rate of 0.25% of the Fund's average daily net assets.

EXAMPLES:

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

             1 YEAR      3 YEARS      5 YEARS       10 YEARS
-------------------------------------------------------------------
Class A       $ 638       $ 877       $ 1,135        $ 1,871
-------------------------------------------------------------------
Class B       $ 621       $ 882       $ 1,169        $ 2,323*
-------------------------------------------------------------------
Class C       $ 322       $ 685       $ 1,175        $ 2,524
-------------------------------------------------------------------
Class D       $ 661       $ 948       $ 1,256        $ 2,127
-------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

             1 YEAR      3 YEARS      5 YEARS       10 YEARS
-------------------------------------------------------------------
Class A       $ 638       $ 877       $ 1,135        $ 1,871
-------------------------------------------------------------------
Class B       $ 221       $ 682       $ 1,169        $ 2,323*
-------------------------------------------------------------------
Class C       $ 222       $ 685       $ 1,175        $ 2,524
-------------------------------------------------------------------
Class D       $ 661       $ 948       $ 1,256        $ 2,127
-------------------------------------------------------------------

* Assumes conversion to Class D shares approximately eight years after purchase. See note (b) to the Fees and Expenses table above.

6
MERRILL LYNCH PREMIER GROWTH FUND, INC.

DETAILS ABOUT THE FUND

[GRAPHIC]

BOTTOM-UP -- an investment style that emphasizes analysis of individual stocks over economic and market cycles.

ABOUT THE PORTFOLIO MANAGER

James D. McCall is a Senior Vice President and the Portfolio Manager of the Fund. Mr. McCall has been a First Vice President of Merrill Lynch Investment Managers since November 1999. Prior to joining Merrill Lynch Investment Managers, Mr. McCall was a portfolio manager for the PBHG family of mutual funds from 1994 to 1999.

ABOUT THE MANAGER
AND ADMINISTRATOR

Fund Asset Management serves as the Manager and the Administrator.

HOW THE FUND INVESTS

The Fund's investment objective is to seek long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in common stocks of companies that Fund management believes have strong earnings growth and capital appreciation potential. Fund management begins its investment process by creating a universe of rapidly growing companies that possess certain growth characteristics. That universe is continually updated. Fund management then ranks each company within its universe by using research models that focus on growth characteristics such as positive earnings surprises, upward earnings estimate revisions, and accelerating sales and earnings growth. Finally, using its own fundamental research and a BOTTOM-UP approach to investing, Fund management evaluates the quality of each company's earnings and tries to determine whether the company can sustain or increase its current growth trend. Fund management believes that this disciplined investment process enables it to construct a portfolio of investments with strong growth characteristics.

Although the Fund emphasizes investment in common stocks, it may also invest in other equity securities including, but not limited to, the following:

      -  Securities convertible into common stock

      -  Preferred stock

      -  Rights and warrants to subscribe to common stock

The Fund generally will invest at least 65% of its total assets in equity securities. The Fund may invest in companies having medium ($1 billion to $5 billion) or large (greater than $5 billion) stock market capitalizations. Normally, Fund management will emphasize companies with large stock market capitalizations.

The Fund may invest without limitation in the securities of foreign companies in the form of American Depositary Receipts ("ADRs"). In addition, the Fund may invest up to 10% of its total assets in other forms of securities of foreign companies, including European Depositary Receipts ("EDRs") or other securities convertible into securities of foreign companies.

The Fund may also lend its portfolio securities.

The Fund may invest in investment grade, non-convertible debt securities and U.S. Government securities of any maturity although it typically will not do so to a significant extent. The Fund may invest in excess of 35% of its total assets in cash or U.S. dollar-denominated high quality short-term debt

MERRILL LYNCH PREMIER GROWTH FUND, INC.

DETAILS ABOUT THE FUND

[GRAPHIC]

instruments for temporary defensive purposes, to maintain liquidity or when economic or market conditions are unfavorable for profitable investing. Normally, a portion of the Fund's assets will be held in these short-term instruments in anticipation of investment in equities or to meet redemptions. These types of investments typically have a lower yield than other longer-term investments and lack the capital appreciation potential of equity securities. In addition, while these investments are generally designed to limit the Fund's losses, they can prevent the Fund from achieving its investment objective.

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its objectives, or that the Fund's performance will be positive over any period of time.

MARKET RISK AND SELECTION RISK -- As an equity fund, the Fund's principal risks are market risk and selection risk. Market risk is the risk that the U.S. or foreign equity markets will go down in value, including the possibility that the U.S. or foreign equity markets will go down sharply and unpredictably. In particular, the equity securities purchased by the Fund may be particularly sensitive to changes in earnings or interest rate increases because they typically have higher price-earnings ratios. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

The Fund also may be subject to risks associated with the following investment strategies.

CONVERTIBLES -- Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

8
MERRILL LYNCH PREMIER GROWTH FUND, INC.

WARRANTS -- A warrant gives the Fund the right to buy a quantity of stock. The warrant specifies the amount of underlying stock, the purchase (or "exercise") price, and the date the warrant expires. The Fund has no obligation to exercise the warrant and buy the stock.

A warrant has value only if the Fund exercises it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

FOREIGN MARKET RISK -- Since the Fund may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than stocks in the United States. Such investments, however, involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. For example, investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, diplomatic developments, the imposition of economic sanctions, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States. Foreign markets may have different clearance and settlement procedures, which may delay settlement of transactions involving foreign securities. The Fund may miss investment opportunities or be unable to sell an investment because of these delays. The risks of investing in foreign securities are generally greater for investments in emerging markets.

DEPOSITARY RECEIPTS -- The Fund may invest in securities of foreign issuers in the form of Depositary Receipts. American Depositary Receipts are receipts typically issued by an American bank or trust company that show evidence

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[GRAPHIC] DETAILS ABOUT THE FUND

of underlying securities issued by a foreign corporation. European Depositary Receipts evidence a similar ownership arrangement. The Fund may also invest in unsponsored Depositary Receipts. The issuers of such unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and therefore, there may be less information available regarding such issuers.

ILLIQUID SECURITIES -- The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

RESTRICTED SECURITIES -- Restricted securities have contractual or legal restrictions on their resale. They may include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so they may be less able to predict a loss. In addition, if Fund management receives material adverse nonpublic information about the issuer, the Fund may not be able to sell the securities.

RULE 144A SECURITIES -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

DEBT SECURITIES -- Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

SECURITIES LENDING -- Securities lending involves the risk that the borrower to which the Fund has loaned its securities may not return the securities in a

                                                                              10
MERRILL LYNCH PREMIER GROWTH FUND, INC.

timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the securities it loaned. In addition, if the Fund does not get the securities it loaned back and the value of the collateral the Fund received in return for the loaned securities falls, the Fund could lose money. These events could also trigger adverse tax consequences to the Fund.

REPURCHASE AGREEMENTS; PURCHASE AND SALE CONTRACTS -- The Fund may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates the Fund from changes in the market value of the security during the period, except for currency fluctuations. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Fund may lose money.

DERIVATIVES -- The Fund may use derivative instruments including futures, options, indexed securities, inverse securities and swaps. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), or an index such as Standard & Poor's 500 Index. Derivatives allow the Fund to increase or decrease their risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

      Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

      Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[GRAPHIC] DETAILS ABOUT THE FUND

      Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings.

While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

FUND PERFORMANCE

The Fund commenced operations on March 3, 2000 and has not yet completed one full calendar year of operations. Set forth in the table below is total return information for the Class A, Class B, Class C and Class D shares of the Fund for the period indicated compared with the performance of the Standard & Poor's 500 Index and the Lipper Multi-Cap Growth Funds category for the same period. For more information on the method of calculating the performance data shown below, please see "Performance Data" in the Statement of Additional Information.

                                                                                                  LIPPER
                                   CLASS A    CLASS B    CLASS C    CLASS D      S&P 500         MULTI-CAP
              PERIOD               SHARES     SHARES     SHARES     SHARES       INDEX(1)     GROWTH FUNDS(2)*
-------------------------------------------------------------------------------------------------------------

                                                        AGGREGATE TOTAL RETURN
                                             (INCLUDING MAXIMUM APPLICABLE SALES CHARGES)
-------------------------------------------------------------------------------------------------------------
Inception (March 3, 2000) to
December 31, 2000                  (40.02)    (39.80)     (39.80)    (40.21)        (5.43)          (22.4)
-------------------------------------------------------------------------------------------------------------


1 The Standard & Poor's 500 Index is an unmanaged index of common stocks that is considered to be generally representative of the United States stock market. The index is adjusted to reflect reinvestment of dividends.

2 Lipper Multi-Cap Growth Funds, as classified by Lipper Inc., are funds that, by portfolio practice, invest in a variety of market capitalization ranges, without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-Cap funds will generally have between 25% to 75% of their assets invested in companies with market capitalization (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the S&P Mid-Cap 400 Index. Multi-Cap Growth funds normally invest in companies with long-term earnings expected to grow significantly faster than the earnings of the stocks represented in a major unmanaged stock index. These

12
MERRILL LYNCH PREMIER GROWTH FUND, INC.

  funds will normally have an above-average price-to-earnings ratio, price-to-book ratio, and three-year earnings growth figure, compared to the U.S. diversified multi-cap equity funds universe average.

* Performance is as of March 31, 2000.

Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[GRAPHIC] DETAILS ABOUT THE FUND

ABOUT THE PORTFOLIO MANAGER

James D. McCall, a First Vice President of Merrill Lynch Investment Managers, L.P. since 1999 and a Senior Vice President and the Portfolio Manager of the Fund, is primarily responsible for the day-to-day management of the Trust's portfolio. Mr. McCall, a Chartered Financial Analyst, has had 10 years experience as a portfolio manager. He was a portfolio manager at the PBHG family of mutual funds from 1994 to 1999. He managed a number of registered mutual funds, including the PBHG Large Cap Growth Fund series of The PBHG Funds, Inc. from its inception on April 5, 1995 to May 14, 1999. Mr. McCall also managed the PBHG Large Cap Growth Portfolio of PBHG Insurance Series Fund, Inc., a variable annuity contract portfolio, from its inception on May 1, 1997 to May 14, 1999. The investment objective, policies and strategies of the PBHG Large Cap Growth Fund and the PBHG Large Cap Growth Portfolio are substantially similar in all material respects to those of the Fund.

The cumulative total return for the PBHG Large Cap Growth Fund from its inception on April 5, 1995 through March 31, 1999 was 174.47%. At March 31, 1999, the PBHG Large Cap Growth Fund had approximately $144.2 million in net assets. The cumulative total return for the PBHG Large Cap Growth Portfolio from its inception on May 1, 1997 through March 31, 1999 was 61.60%. At March 31, 1999, the PBHG Large Cap Growth Portfolio had approximately $13.8 million in net assets. As portfolio manager of the PBHG Large Cap Growth Fund and the PBHG Large Cap Growth Portfolio for the periods indicated above, Mr. McCall had full discretionary authority over the selection of investments for each fund and was primarily responsible for the day-to-day management of each fund. No other person played a significant role in managing each fund from their respective inception dates through May 14, 1999. Average annual returns for the one-year and three-year periods ended March 31, 1999 to the extent applicable and for the entire period during which Mr. McCall managed the PBHG Large Cap Growth Fund and the PBHG Large Cap Growth Portfolio compared with the performance of the Standard & Poor's 500 Index are set forth below.

14
MERRILL LYNCH PREMIER GROWTH FUND, INC.

                                             PBHG LARGE
   PRIOR PERFORMANCE OF SIMILAR FUNDS           CAP               PBHG LARGE                              LIPPER
       PREVIOUSLY MANAGED BY THE               GROWTH             CAP GROWTH          S&P 500            MULTI-CAP
           PORTFOLIO MANAGER:                  FUND(1)            PORTFOLIO(2)        INDEX(3)          GROWTH FUNDS(6)
-----------------------------------------------------------------------------------------------------------------------
One Year Ended March 31, 1999                   15.90%                19.62%             18.46%            21.07%
-----------------------------------------------------------------------------------------------------------------------
Three Years Ended March 31, 1999                22.33%                   N/A             28.08%            21.47%
-----------------------------------------------------------------------------------------------------------------------
PBHG Large Cap Growth Fund
Inception(4) through May 14, 1999               27.25%                   N/A             29.17%            23.73%
-----------------------------------------------------------------------------------------------------------------------
PBHG Large Cap Growth Portfolio
Inception(5) through May 14, 1999                N/A                  25.75%             30.88%            29.82%
-----------------------------------------------------------------------------------------------------------------------

1 Average annual total return reflects changes in share prices and reinvestment of dividends and is net of fund expenses. From the commencement of operations through March 31, 1996, Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") voluntarily waived a portion of the annual management fee payable by the PBHG Large Cap Growth Fund. Without such a waiver, returns would have been lower. During the periods indicated, PBHG Large Cap Growth Fund was sold without a front-end sales charge that would reduce returns. Although a co-manager for the PBIIG Large Cap Growth Fund was named for a portion of the periods indicated, Mr. McCall was primarily responsible for the day-to-day management of that fund.

2 Average annual total return reflects changes in share prices and reinvestment of dividends and is net of fund expenses. From the commencement of operations through December 31, 1998, Pilgrim Baxter voluntarily waived a portion of the annual management fee payable by the PBHG Large Cap Growth Portfolio and agreed to pay certain expenses of the PBHG Large Cap Growth Portfolio to the extent necessary to ensure that the total annual operating expenses of the PBHG Large Cap Growth Portfolio did not exceed 1.10% of its average daily net assets. Without such waivers, returns would have been lower. Moreover, average annual total return does not reflect a deduction for insurance account fees, which if reflected, would also reduce the returns shown. During the periods indicated, PBHG Large Cap Growth Portfolio was sold without a front-end sales charge that would reduce returns.

3 The Standard & Poor's 500 Index is an unmanaged index of common stocks that is considered to be generally representative of the United States stock market. The index is adjusted to reflect reinvestment of dividends.

4 The inception date for the PBHG Large Cap Growth Fund was April 5, 1995.

5 The inception date for the PBHG Large Cap Growth Portfolio was May 1, 1997.

6 Lipper Multi-Cap Growth Funds, as classified by Lipper Inc., are funds that, by portfolio practice, invest in a variety of market capitalization ranges, without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-Cap funds will generally have between 25% to 75% of their assets invested in companies with market capitalization (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the S&P Mid-Cap 400 Index. Multi-Cap Growth funds normally invest in companies with long- term earnings expected to grow significantly faster than the earnings of the stocks represented in a major unmanaged stock index. These funds will normally have an above-average price-to-earnings ratio, price-to-book ratio, and three-year earnings growth figure, compared to the U.S. diversified multi-cap equity funds universe average.

HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE PERFORMANCE. THE PBHG LARGE CAP GROWTH FUND AND THE PBHG LARGE CAP GROWTH PORTFOLIO ARE SEPARATE FUNDS AND THEIR HISTORICAL PERFORMANCE IS NOT INDICATIVE OF THE POTENTIAL PERFORMANCE OF THE FUND. Share prices and investment returns will fluctuate reflecting market conditions as well as changes in company-specific fundamentals of portfolio securities.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[BINOCULARS GRAPHIC]
DETAILS ABOUT THE FUND

STATEMENT OF ADDITIONAL INFORMATION

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

16
MERRILL LYNCH PREMIER GROWTH FUND, INC.

[PAPER AND PEN GRAPHIC]
YOUR ACCOUNT


MERRILL LYNCH SELECT PRICING(SM) SYSTEM

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Consultant or other financial intermediary can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Manager, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or C shares. The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[PAPER AND PEN GRAPHIC]
YOUR ACCOUNT

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                           CLASS A               CLASS B               CLASS C               CLASS D
-----------------------------------------------------------------------------------------------------------

Availability         Limited to certain     Generally              Generally              Generally
                     investors              available through      available through      available through
                     including:             Merrill Lynch.         Merrill Lynch.         Merrill Lynch.
                     -Current Class A       Limited                Limited                Limited
                     shareholders           availability           availability           availability
                     -Certain               through selected       through selected       through selected
                     Retirement Plans       securities dealers     securities dealers     securities dealers
                     -Certain               and other              and other              and other
                     affiliates of          financial              financial              financial
                     Merrill Lynch,         intermediaries.        intermediaries.        intermediaries.
                     selected
                     securities dealers
                     and other
                     financial
                     intermediaries.
-----------------------------------------------------------------------------------------------------------
Initial Sales        Yes. Payable at        No. Entire             No. Entire             Yes. Payable at
Charge?              time of purchase.      purchase price is      purchase price is      time of purchase.
                     Lower sales            invested in shares     invested in shares     Lower sales
                     charges available      of the Fund.           of the Fund.           charges available
                     for certain larger                                                   for larger
                     investments.                                                         investments.
-----------------------------------------------------------------------------------------------------------

Deferred Sales       No. (May be            Yes. Payable if        Yes. Payable if        No. (May be
Charge?              charged for            you redeem within      you redeem within      charged for
                     purchases over $1      four years of          one year of            purchases over $1
                     million that are       purchase.              purchase.              million that are
                     redeemed within                                                      redeemed within
                     one year.)                                                           one year.)
-----------------------------------------------------------------------------------------------------------

Account              No.                    0.25% Account          0.25% Account          0.25% Account
Maintenance and                             Maintenance Fee        Maintenance Fee        Maintenance Fee
Distribution                                0.75% Distribution     0.75% Distribution     No Distribution
Fees?                                       Fee.                   Fee.                   Fee.
-----------------------------------------------------------------------------------------------------------

Conversion to        No.                    Yes, automatically     No.                    No.
Class D shares?                             after
                                            approximately
                                            eight years.
-----------------------------------------------------------------------------------------------------------

18
                                       MERRILL LYNCH PREMIER GROWTH FUND, INC.

CLASS A AND D SHARES -- INITIAL SALES CHARGE OPTIONS

If you select Class A or D shares, you will pay a sales charge at the time of purchase as shown in the following table. Securities dealers' compensation will be as shown in the last column.

                                                                       DEALER
                                                                    COMPENSATION
                        AS A % OF             AS A % OF               AS A % OF
  YOUR INVESTMENT     OFFERING PRICE      YOUR INVESTMENT*         OFFERING PRICE
---------------------------------------------------------------------------------
Less than $25,000          5.25%                 5.54%                   5.00%
---------------------------------------------------------------------------------
$25,000 but less
than $50,000               4.75%                 4.99%                   4.50%
---------------------------------------------------------------------------------
$50,000 but less
than $100,000              4.00%                 4.17%                   3.75%
---------------------------------------------------------------------------------
$100,000 but less
than $250,000              3.00%                 3.09%                   2.75%
---------------------------------------------------------------------------------
$250,000 but less
than $1,000,000            2.00%                 2.04%                   1.80%
---------------------------------------------------------------------------------
$1,000,000 and
over**                     0.00%                 0.00%                   0.00%
---------------------------------------------------------------------------------

 * Rounded to the nearest one-hundredth percent.

** If you invest $1,000,000 or more in Class A or D shares, you may not pay an initial sales charge. In that case, the Manager compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A and Class D shares by certain employer sponsored retirement or savings plans.

No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[PAPER AND PEN GRAPHIC]
YOUR ACCOUNT

RIGHT OF ACCUMULATION -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing options.

LETTER OF INTENT -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM) funds that you agree to buy within a 13 month period. Certain restrictions apply. A reduced or waived sales charge on a purchase of Class A or D shares may apply for:

      -  Purchases under a RIGHT OF ACCUMULATION or LETTER OF INTENT

      - Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances

      -  Certain employer-sponsored retirement or savings plans


      - Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Consultant can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not. If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Consultant, selected securities dealer, other financial intermediary or the Fund's Transfer Agent at 1-800-MER-FUND.

CLASS B AND CLASS C SHARES -- DEFERRED SALES CHARGE OPTIONS

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under a distribution plan that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charge and the distribution fees

20
MERRILL LYNCH PREMIER GROWTH FUND, INC.

[PAPER & PEN GRAPHIC]

to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

CLASS B SHARES

If you redeem Class B shares within four years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

YEARS SINCE PURCHASE   SALES CHARGE*
------------------------------------
0 - 1                     4.00%
------------------------------------
1 - 2                     3.00%
------------------------------------
2 - 3                     2.00%
------------------------------------
3 - 4                     1.00%
------------------------------------
4 AND THEREAFTER          0.00%
------------------------------------

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

      - Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

      - Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts and certain retirement plan rollovers

      - Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate, or in connection with involuntary termination of an account in which Fund shares are held

      - Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B or Class C account value at the time the plan is established

MERRILL LYNCH PREMIER GROWTH FUND, INC.

YOUR ACCOUNT


Your Class B shares convert automatically into Class D shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class D shares is not a taxable event for Federal income tax purposes.

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's eight year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

CLASS C SHARES

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

22
MERRILL LYNCH PREMIER GROWTH FUND, INC.

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND.

Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Consultant may help you with this decision.

Because of high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. The involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[PAPER & PEN GRAPHIC]
YOUR ACCOUNT

  IF YOU WANT TO                 YOUR CHOICES                   INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
Buy Shares              First, select the share class        Refer to the Merrill Lynch Select Pricing
                        appropriate for you                  table on page 18. Be sure to read this
                                                             prospectus carefully.
                       -------------------------------------------------------------------------------------------------
                        Next, determine the amount of        The minimum initial investment for the Fund is
                        your investment                      $1,000 for all accounts except that it is
                                                             $100 for retirement plans. (The minimums for
                                                             initial investments may be waived or reduced
                                                             under certain circumstances.)
                       -------------------------------------------------------------------------------------------------
                        Have your Merrill Lynch              The price of your shares is based on the next
                        Financial Consultant,                calculation of netasset value after your order is placed.
                        selected securities dealer or        Any purchase orders placed prior to the close of business
                        other financial intermediary         on the New York Stock Exchange (generally, 4:00 p.m.
                        submit your purchase order           Eastern time) will be priced at the net asset value
                                                             determined that day. Certain financial intermediaries,
                                                             however, may require submission of orders prior to
                                                             that time.
                       -------------------------------------------------------------------------------------------------

                                                             Purchase orders placed after that time will be priced
                                                             at the net asset value determined on the next business
                                                             day. The Fund may reject any order to buy shares and may
                                                             suspend the sale of shares at any time.
                                                             Selected securities dealers or other financial intermediaries, including Merrill Lynch, may charge a processing fee to
                                                             confirm a purchase. Merrill Lynch currently charges a
                                                             fee of $5.35.
                       -------------------------------------------------------------------------------------------------

                        Or contact the Transfer Agent        To purchase shares directly, call the Transfer
                                                             Agent at 1-800-MER-FUND and request a
                                                             purchase application. Mail the completed
                                                             purchase application to the Transfer Agent
                                                             at the address on the inside back cover of this
                                                             Prospectus.
                       -------------------------------------------------------------------------------------------------

Add to Your             Purchase additional shares           The minimum investment for additional
Investment                                                   purchases is generally $50 except that
                                                             retirement plans have a minimum additional
                                                             purchase of $1 and certain programs, such as automatic
                                                             reinvestment plans, may have higher minimums.
                                                             (The minimums for additional purchases may be
                                                             waived under certain circumstances.)
                       -------------------------------------------------------------------------------------------------

                        Acquire additional shares            All dividends are automatically reinvested
                        through the automatic                without a sales charge.
                        dividend reinvestment plan
                       -------------------------------------------------------------------------------------------------

                        Participate in the automatic         You may invest a specific amount on a periodic
                        investment plan                      basis through certain Merrill Lynch
                                                             investment or central asset accounts.
------------------------------------------------------------------------------------------------------------------------

Transfer Shares to      Transfer to a participating          You may transfer your Fund shares only to
Another Securities      securities dealer or other           another securities dealer that has entered
Dealer or Other         financial intermediary               into an agreement with Merrill Lynch.
Financial                                                    Certain shareholder services may not be
Intermediary                                                 available for the transferred shares. You
                                                             may only purchase additional shares of funds
                                                             previously owned before the transfer. All
                                                             future trading of these assets must be coordinated by
                                                             the receiving firm.
------------------------------------------------------------------------------------------------------------------------

24
                                       MERRILL LYNCH PREMIER GROWTH FUND, INC.

  IF YOU WANT TO                 YOUR CHOICES                   INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
Transfer Shares to      Transfer to a non-participating      You must either:
Another Securities      securities dealer or other            - Transfer your shares to an account with
Dealer (continued)      financial intermediary               the Transfer Agent; or
                                                              - Sell your shares, paying any
                                                             applicable deferred sales charge.
------------------------------------------------------------------------------------------------------------------------

Sell Your Shares        Have your Merrill Lynch              The price of your shares is based on the next
                        Financial Consultant, selected       calculation of net asset value after your
                        securities dealer or other           order is placed. For your redemption request
                        financial intermediary               to be  priced at the net asset value on the
                        submit your sales order              day of your request, you must submit your
                                                             request to your dealer or other financial
                                                             intermediary prior to that day's close
                                                             of business on the New York Stock Exchange (generally
                                                             4:00 p.m. Eastern time).

                                                             Certain financial intermediaries, however, may
                                                             require submission of orders prior to that time. Any
                                                             redemption request placed after that time will be priced
                                                             at the net asset value at the close of business on the
                                                             next business day.

                                                             Dealers must submit redemption requests to the Fund not
                                                             more than thirty minutes after the close of business
                                                             on the New York Stock Exchange on the day the request
                                                             was received.

                                                             Securities dealers or other financial intermediaries,
                                                             including Merrill Lynch, may
                                                             charge a fee to process a redemption of
                                                             shares. Merrill Lynch currently charges a
                                                             fee of $5.35. No processing fee is charged
                                                             if you redeem shares directly through the
                                                             Transfer Agent.

                                                             The Fund may reject an order to sell shares
                                                             under certain circumstances.
                        ------------------------------------------------------------------------------------------------
                        Sell through the Transfer Agent      You may sell shares held at the Transfer Agent
                                                             by writing to the Transfer Agent at the
                                                             address on the inside back cover of this
                                                             prospectus. All shareholders on the account
                                                             must sign the letter. A signature guarantee
                                                             will generally be required but may be waived
                                                             in certain limited circumstances. You can
                                                             obtain a signature guarantee from a bank,
                                                             securities dealer, securities broker, credit
                                                             union, savings association, national
                                                             securities exchange and registered
                                                             securities association. A notary public seal
                                                             will not be acceptable. If you hold stock
                                                             certificates, return the certificates with
                                                             the letter. The Transfer Agent will normally
                                                             mail redemption proceeds within seven days
                                                             following receipt of a properly completed
                                                             request. If you make a redemption request
                                                             before the Fund has collected payment for
                                                             the purchase of shares, the Fund or the
                                                             Transfer Agent may delay mailing your
                                                             proceeds. This delay will usually not exceed
                                                             ten days.

                                                             You may also sell shares held at the
                                                             Transfer Agent by telephone request if the
                                                             amount being sold is less than $50,000 and
                                                             if certain other conditions are met. Contact
                                                             the Transfer Agent at 1-800-MER-FUND for
                                                             details.
------------------------------------------------------------------------------------------------------------------------

                                        MERRILL LYNCH PREMIER GROWTH FUND, INC.

[PAPER & PEN GRAPHIC]
YOUR ACCOUNT

  IF YOU WANT TO                 YOUR CHOICES                   INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
Sell Shares             Participate in the Fund's            You can choose to receive systematic payments
Systematically          Systematic Withdrawal Plan           from your Fund account either by check or
                                                             through direct deposit to your
                                                             bank account on a monthly or
                                                             quarterly basis. If you have a Merrill
                                                             Lynch CMA(R), CBA(R) or Retirement Account
                                                             you can arrange for systematic redemptions of a
                                                             fixed dollar amount on a monthly, bi-
                                                             monthly, quarterly, semi-annual or
                                                             annual basis, subject to certain
                                                             conditions. Under either method you
                                                             must have dividends automatically
                                                             reinvested. For Class B and Class C
                                                             shares your total annual withdrawals
                                                             cannot be more than 10% per year
                                                             of the value of your shares at the
                                                             time your plan is established. The
                                                             deferred sales charge is waived
                                                             for systematic redemptions. Ask
                                                             your Merrill Lynch Financial Consultant or other
                                                             financial intermediary for details.

Exchange Your           Select the fund into which you       You can exchange your shares of the Fund for
Shares                  want to exchange. Be sure to         shares of many other Merrill Lynch mutual
                        read that fund's prospectus          funds. You must have held the shares used in
                                                             the exchange for at least 15 calendar days
                                                             before you can exchange to another fund.

                                                             Each class of Fund shares is generally
                                                             exchangeable for shares of the same class of
                                                             another Merrill Lynch fund. If you own Class
                                                             A shares and wish to exchange into a fund in
                                                             which you have no Class A shares (and are
                                                             not eligible to purchase Class A shares),
                                                             you will exchange into Class D shares.

                                                             Some of the Merrill Lynch mutual funds
                                                             impose a different initial or deferred sales
                                                             charge schedule. If you exchange Class A or
                                                             Class D shares for shares of a fund with a
                                                             higher initial sales charge than you
                                                             originally paid, you will be charged the
                                                             difference at the time of exchange. If you
                                                             exchange Class B shares for shares of a fund
                                                             with a different deferred sales charge
                                                             schedule, the higher schedule will apply.
                                                             The time you hold Class B or Class C shares
                                                             in both funds will count when determining
                                                             your holding period for calculating a
                                                             deferred sales charge at redemption. If you
                                                             exchange Class A or Class D shares for money
                                                             market fund shares, you will receive Class A
                                                             shares of Summit Cash Reserves Fund. Class B
                                                             or Class C shares of the Fund will be
                                                             exchanged for Class B shares of Summit.

                                                             To exercise the exchange privilege contact
                                                             your Merrill Lynch Financial Consultant or
                                                             other financial intermediary or call the
                                                             Transfer Agent at 1-800-MER-FUND.

                                                             Although there is currently no limit on the
                                                             number of exchanges that you can make, the
                                                             exchange privilege may be modified or
                                                             terminated at any time in the future.
------------------------------------------------------------------------------------------------------------------------

26
                                       MERRILL LYNCH PREMIER GROWTH FUND, INC.

NET ASSET VALUE -- the market value in U.S. dollars of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding. DIVIDENDS -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

Short term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion have a pattern of short term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.

HOW SHARES ARE PRICED

When you buy shares, you pay the NET ASSET VALUE, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem the Fund's shares.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

DIVIDENDS AND TAXES

The Fund will distribute at least annually any net investment income and any net realized capital gains. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. DIVIDENDS may be reinvested automatically in shares of the Fund at net asset

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[GRAPHIC]

YOUR ACCOUNT

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax advisor. value without a sales charge or may be taken in cash. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Consultant, selected securities dealer, other financial intermediary or the Transfer Agent. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains may be taxable to you at different rates, depending, in part, on how long the Fund held the assets sold.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares, and any gain on the transaction may be subject to tax. Capital gains are generally taxed at different rates than ordinary income dividends.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% United States withholding tax, unless a lower treaty rate applies.

By law, the Fund must withhold 31% of your dividends and redemption proceeds if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax advisor about the potential tax consequences of an investment in the Fund under all applicable tax laws.

28
MERRILL LYNCH PREMIER GROWTH FUND, INC.

[GRAPHIC]

MANAGEMENT OF THE FUND

FUND ASSET MANAGEMENT

Fund Asset Management, L.P., the Fund's Manager, manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust. The advisory agreement between the Trust and the Manager gives the Manager the responsibility for making all investment decisions for the Fund. The Manager has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Manager may pay a fee for services it receives. The Trust currently pays the Manager a fee at the annual rate of 0.50% of the average daily net assets of the Trust. The Fund pays the Administrator an administrative fee at the annual rate of 0.25% of the average daily net assets of the Fund.

Fund Asset Management, L.P. was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. Merrill Lynch Asset Management U.K. Limited was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. Fund Asset Management, L.P. and its affiliates, including Merrill Lynch Investment Managers, L.P., had approximately $557 billion in investment company and other portfolio assets under management as of January 2001. This amount includes assets managed for Merrill Lynch affiliates.

MERRILL LYNCH PREMIER GROWTH FUND, INC.

[GRAPHIC]

MANAGEMENT OF THE FUND

MASTER/ FEEDER STRUCTURE

The Fund is a "feeder" fund that invests all of its assets in the Trust. (Except where indicated, this prospectus uses the term "Fund" to mean this feeder fund and the Trust taken together.) Investors in the Fund will acquire an indirect interest in the Trust.

The Trust may accept investments from other feeder funds, and all the feeders of the Trust bear the portfolio's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the master portfolio from different feeders may offset each other and produce a lower net cash flow.

However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the Trust on more attractive terms, or could experience better performance, than another feeder.

Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the master portfolio.

The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

30
MERRILL LYNCH PREMIER GROWTH FUND, INC.

[GRAPHIC]

FINANCIAL HIGHLIGHTS

The Financial Highlights table is intended to help you understand the Fund's financial performance for the period shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

                              FOR THE PERIOD MARCH 3, 2000* TO NOVEMBER 30, 2000
                              ---------------------------------------------------------------------------------------------------
                                                 CLASS A                CLASS B                CLASS C            CLASS D
                              ---------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN NET ASSET VALUE:
---------------------------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING PERFORMANCE:
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period               $10.00                 $10.00                 $10.00             $10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment loss -- net                               (.01)                   (.07)                  (.07)              (.03)
---------------------------------------------------------------------------------------------------------------------------------
Realized and unrealized loss on
investments and foreign currency
transactions from the Trust -- net                  (3.85)                  (3.84)                 (3.84)             (3.84)
---------------------------------------------------------------------------------------------------------------------------------
Total from investment operations                    (3.86)                  (3.91)                 (3.91)             (3.87)
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $6.14                   $6.09                  $6.09              $6.13
---------------------------------------------------------------------------------------------------------------------------------

TOTAL INVESTMENT RETURN:(**)
---------------------------------------------------------------------------------------------------------------------------------
Based on net asset value per share                 (38.60%)(+)             (39.10%)(+)            (39.10%)(+)        (38.70%)(+)
---------------------------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS:
---------------------------------------------------------------------------------------------------------------------------------
Expenses(++)                                         1.17%(+++)              2.18%(+++)             2.19%(+++)         1.41%(+++)
---------------------------------------------------------------------------------------------------------------------------------
Investment loss -- net                               (.29%)(+++)            (1.31%)(+++)           (1.31%)(+++)        (.54%)(+++)
---------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (in  thousands)          $4,431                 $110,319               $44,779            $21,140
---------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover                                  79.97%                  79.97%                 79.97%             79.97%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------

* Commencement of operations.

** Total investment returns exclude the effects of sales charges.

+ Aggregate total investment return.

++ Includes the Fund's share of the Trust's allocated expenses.

+++ Annualized.

                     MERRILL LYNCH PREMIER GROWTH FUND, INC.

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                     MERRILL LYNCH PREMIER GROWTH FUND, INC.

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                     MERRILL LYNCH PREMIER GROWTH FUND, INC.

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                     MERRILL LYNCH PREMIER GROWTH FUND, INC.

                   [POTENTIAL INVESTORS ORGANIZATIONAL CHART]



                     MERRILL LYNCH PREMIER GROWTH FUND, INC.

TABLE OF CONTENTS
-----------------

FOR MORE INFORMATION

              SHAREHOLDER REPORTS

              Additional information about the Fund's investments will be available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the relevant market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

              If you hold your Fund shares through a brokerage account or directly at the Transfer Agent, you may receive only one copy of each shareholder report and certain other mailings regardless of the number of Fund accounts you have. If you prefer to receive separate shareholder reports for each account (or if you are receiving multiple copies and prefer to receive only one), call your Merrill Lynch Financial Consultant or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Consultant, other financial intermediary or the Transfer Agent at 1-800-MER-FUND.

              STATEMENT OF ADDITIONAL INFORMATION

              The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this Prospectus). You may request a free copy by writing or calling the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

      Contact your Merrill Lynch Financial Consultant or the Fund at the telephone number or address indicated on the inside back cover of this Prospectus if you have any questions.

      Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet Site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THE INFORMATION IN THIS PROSPECTUS.

      Investment Company Act File #811-09653.
      Code #19082-03-01
      (C) Fund Asset Management, L.P.


                                                            [MERRILL LYNCH LOGO]

                                                             INVESTMENT MANAGERS

                                                 Merrill Lynch
                                                 Premier Growth
                                                 Fund, Inc.

                                   PROSPECTUS
                                   [GRAPHIC]

                                                                  March 21, 2001